UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

No. 1 Hatch Street Upper, 4th Floor, Dublin, Ireland	2

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 405-2033

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of holders of XL Group plc’s ordinary shares (the “Shareholders”) held on May 6, 2011, the Shareholders approved the following:

          a. The election of four Class I Directors to hold office until 2014:

	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

Herbert N. Haag	262,439,399	5,515,933	63,436	10,338,532
Michael S. McGavick	266,909,385	1,063,364	46,019	10,338,532
Ellen E. Thrower	265,727,767	2,228,563	62,438	10,338,532
John M. Vereker	267,106,182	850,148	62,438	10,338,532

          b. The appointment of PricewaterhouseCoopers LLP, New York, to act as the registered independent public accounting firm for the Company for the year ending December 31, 2011:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

276,531,050	1,749,758	76,492	0

          c. The non-binding, advisory vote on the Company’s executive compensation:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

233,183,785	34,604,054	230,929	10,338,532

          d. The non-binding, advisory vote on the frequency of future executive compensation votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

223,155,683	90,318	44,717,908	54,859	10,338,532

          e. The increase in the number of shares available for issuance under the Company’s 1991 Performance Incentive Program:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

212,395,174	55,524,840	98,754	10,338,532

Based upon the voting results of (d) above, the Company has determined that the advisory vote on executive compensation will occur on an annual basis until the next required advisory vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2011

XL Group plc
(Registrant)

By:	/s/ Kirstin R. Gould

	Name:	Kirstin R. Gould
	Title:	General Counsel and Secretary